Exhibit (e)(2)

July 1, 2011

Mr. Todd Modic

Directed Services LLC

1475 Dunwoody Drive

West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Amended and Restated Investment Management Agreement dated April 29, 2005, as amended and restated, between ING Investors Trust and Directed Services LLC (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Clarion Real Estate Portfolio (the “Portfolio”), effective on July 1, 2011.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to the Amended Schedule A of the Agreement. The Amended Schedule A, which indicates the annual investment management fee for the Portfolio, is attached hereto.

The Amended Schedule A has also been updated 1) to reflect the name changes for ING Marsico International Opportunities Portfolio to ING T.Rowe Price International Stock Portfolio, and ING Pioneer Equity Income Portfolio to ING Large Cap Value Portfolio, and 2) by the removal of ING Morgan Stanley Global Tactical Asset Allocation Portfolio because this series recently merged into another fund and dissolved.

Please signify your acceptance to act as Manager under the Agreement with respect to the Portfolio by signing below.

Very sincerely,

/s/Kimberly A. Anderson

Kimberly A. Anderson

Senior Vice President

ING Investors Trust

ACCEPTED AND AGREED TO:

Directed Services LLC

By:	/s/Todd Modic_____________________________
Name:	Todd Modic
Title:	Vice President, Duly Authorized

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

DIRECTED SERVICES LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)

ING American Funds World Allocation Portfolio	September 15, 2008	0.10% on all assets
ING BlackRock Inflation Protected Bond Portfolio		0.450% on first $200 million; 0.400% on next $800 million; and 0.300% on assets over $1 billion
ING Clarion Real Estate Portfolio	July 1, 2011	0.75% on first $200 million; 0.70% on next $550 million; and 0.65% on assets over $750 million
ING DFA Global Allocation Portfolio	April 30, 2010	0.25% on all assets
ING DFA World Equity Portfolio	April 30, 2010	0.25% on all assets
ING Franklin Income Portfolio		0.65% on the first $500 million; and 0.60% on assets over $500 million
ING Franklin Templeton Founding Strategy Portfolio		0.00%
ING Goldman Sachs Commodity Strategy Portfolio	April 28, 2008	0.70% on the first $1 billion; and 0.65% on assets over $1 billion

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)

ING Large Cap Growth Portfolio (formerly, ING Wells Fargo Omega Growth Portfolio)	November 2, 2010	0.55% on all assets
ING Large Cap Value Portfolio (formerly, ING Pioneer Equity Income Portfolio)		0.65% on first $500 million; and 0.60% on assets over $500 million
ING MFS Utilities Portfolio

0.600% on first $1 billion of assets;

0.550% on next $500 million of assets;

0.500% on next $1 billion of assets;

0.470% on next $1 billion of assets;

0.450% on next $1 billion of assets;

0.440% on next $1 billion of assets; and

0.430% thereafter

ING Retirement Conservative Portfolio1 ING Retirement Growth Portfolio[1] ING Retirement Moderate Growth Portfolio[1] ING Retirement Moderate Portfolio[1]	August 12, 2009	If the Portfolio invests in Underlying Funds within the ING Fund Complex: 0.14% If the Portfolio invests in Underlying Funds outside the ING Fund Complex and/or Direct Investments: 0.24%
ING T.Rowe Price International Stock Portfolio (formerly, ING Marsico International Opportunities Portfolio)		0.540% on first $4 billion; and 0.530% thereafter

(1) “Direct Investments” shall mean assets which are not shares of open-end investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”). “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act.